UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2023

AppLovin Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-40325	45-3264542
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1100 Page Mill Road

Palo Alto, California 94304

(Address of principal executive offices, including zip code)

(800) 839-9646

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.00003 per share	APP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 13, 2023 (the “Grant Date”), the Board of Directors (the “Board’) of AppLovin Corporation (the “Company”), upon the recommendation of the Compensation Committee of the Board (the “Compensation Committee”), approved the grant of awards of performance-based restricted stock units (“PSUs”) under the Company’s 2021 Equity Incentive Plan (the “2021 Plan”) to Adam Foroughi, the Company’s Chief Executive Officer and Chairperson, and Vasily Shikin, the Company’s Chief Technology Officer; and delegated authority to Mr. Foroughi to grant certain other PSUs to non-executive employees in consultation with the chair of the Compensation Committee (the recipients of such PSUs, the “Additional Participants”).

The PSUs will cover a total of 17,255,000 shares of the Company’s Class A common stock. Of this total, 40% of the PSUs will be granted to each of Mr. Foroughi and Mr. Shikin, and the remaining 20% of the PSUs will be granted to the Additional Participants. The PSUs will vest upon the achievement of certain stock price goals, as described below.

In addition, the Board, upon the recommendation of the Compensation Committee, approved the grant of awards of restricted stock units covering 520,472 shares of the Company’s Class A common stock under the 2021 Plan to each of Mr. Foroughi and Mr. Shikin. These awards vest in full on February 20, 2024, subject to the recipient’s continued role as a service provider to us through such date.

The Compensation Committee, in consultation with its independent compensation consultant, Semler Brossy, considered many factors when it determined it was in the best interest of the Company and its stockholders to establish a long-term incentive program tied to the Company’s stock price and the structure of this recommended program. These factors included the percentage ownership in the Company and value of such ownership of Mr. Foroughi, Mr. Shikin, and the potential Additional Participants, and the amount of their ownership interests unvested at the time of grant, market data for similarly situated executives at comparable companies with an emphasis on the ownership percentage and equity value of founder chief executive officers and chief technology officers, the past and expected future contributions to the Company of Mr. Foroughi, Mr. Shikin, and the potential Additional Participants, and the Board’s desire to provide meaningful incentives for Mr. Foroughi, Mr. Shikin and the potential Additional Participants to continue serve in their respective positions and to continue to drive the growth of the business.

The Board intends for these PSUs to be the exclusive performance-based equity awards that Mr. Foroughi and Mr. Shikin receive for the next four years, unless there are unexpected changes in Company’s business or other unforeseen factors that the Board or Compensation Committee determine would make it in the best interest of the Company and its stockholders to grant additional equity award(s) to them. Mr. Foroughi and Mr. Shikin will continue to be eligible for time-based equity awards during this period.

The Board believed it was important for the PSUs to vest only if the Company achieves certain stock price goals, which if achieved, would allow the Company’s other stockholders to benefit from the increases in the Company’s stock price. To further encourage Mr. Foroughi, Mr. Shikin, and any Additional Participants to focus on the long-term success of the Company’s business, Mr. Foroughi will be required to hold a minimum of 6,902,000 shares of the Company’s Class A and Class B common stock (equal to 100% of the PSUs awarded to him) for a period of five years from the Grant Date, regardless of whether or not any PSUs are actually earned. Mr. Shikin and any Additional Participants must hold any after-tax shares that are issued pursuant to the PSUs for at least one year following the date that such shares are issued; provided, however, that this holding period requirement will end upon a change in control and, in the case of Mr. Shikin, will automatically cease upon termination of service for reasons other than a termination by the Company for “cause” or resignation without “good reason,” as such terms are defined in the Company’s Executive Change in Control and Severance Plan.

The PSUs are eligible to vest based on the Company’s stock price performance over a performance period beginning on the first trading day following the Grant Date and ending on the fifth anniversary of the Grant Date. Each individual’s award of PSUs is divided into five equal tranches that are eligible to vest based on the achievement of stock price goals (each, a “Company Stock Price Target”), measured based on the minimum closing price of the Company’s Class A common stock over a consecutive 30 trading day period during the performance period as set forth below. This measurement period was designed to reward Mr. Foroughi, Mr. Shikin, and any Additional Participants only if the Company achieved sustained growth in the Company’s stock price.

The threshold Company Stock Price target (the “Threshold Price”) will be $36.00 per share, with each tranche increasing by $10.75, making the four additional Company Stock Price Targets $46.75, $57.50, $68.25 and $79.00, each intending to represent incremental increases of approximately $4 billion in the Company’s market capitalization compared to the Threshold Price.

The following table presents how many PSUs would be eligible to vest per Company Stock Price Target achieved for each of Mr. Foroughi, Mr. Shikin and the Additional Participants (in aggregate):

	PSUs Eligible to Vest
Company Stock Price Target	Adam Foroughi	Vasily Shikin	Additional Participants (in aggregate)
$ 36.00	1,380,400	1,380,400	690,200
$ 46.75	1,380,400	1,380,400	690,200
$ 57.50	1,380,400	1,380,400	690,200
$ 68.25	1,380,400	1,380,400	690,200
$ 79.00	1,380,400	1,380,400	690,200
Total	6,902,000	6,902,000	3,451,000

If the closing price of the Company’s Class A common stock fails to reach the Threshold Price over a consecutive 30 trading day period during the performance period, or if an individual terminates service to the Company during a period where the closing price of the Company’s Class A common stock is above the Threshold Price but has not yet fulfilled the consecutive 30 trading day period, no portion of the PSUs shall vest. The Company Stock Price Targets and number of shares of the Company’s Class A common stock underlying the PSUs will be adjusted to reflect any stock splits, stock dividends, combinations, reorganizations, reclassifications, or similar event under the 2021 Plan.

In the event of a change in control of the Company following the Grant Date but before the end of the performance period, the PSUs may be eligible to vest in additional amounts if the per share transaction price in the change in control is above the Threshold Price but below an additional Company Stock Price Target(s) that has not previously been achieved, in which case the additional amount of PSUs will vest immediately prior to the closing of the change in control.

In the event of termination of employment for “cause” or resignation without “good reason” (each as defined their PSU agreement), any portion of a participant’s PSUs for which a Company Stock Price Target has not been achieved will immediately terminate and be forfeited to the Company. For each of Mr. Foroughi and Mr. Shikin, in the event of termination without “cause”, resignation for “good reason”, or termination upon death or disability, any unvested PSUs will remain outstanding and eligible to vest if a Company Stock Price Target is achieved within twelve months of the date of separation.

Each vested PSU will be settled in a share of the Company’s Class A common stock on the next company quarterly vesting date occurring on or after the date on which the PSU vests. To the extent required by law or the rules of the stock exchange upon which the Company’s Class A common stock is listed, the Company’s clawback policy will apply to all awards.

The foregoing summary is qualified in its entirety by reference to the full text of the form of PSU Agreement which is attached hereto as Exhibit 10.1 and is incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit 10.1	Form of Performance-Based Restricted Stock Unit Agreement

Exhibit 104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 13, 2023	APPLOVIN CORPORATION

	By:	/s/ Herald Chen
	Name:	Herald Chen
	Title:	Chief Financial Officer